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                                                                       EXHIBIT 5

                   OPINION AND CONSENT OF MILLER & MARTIN LLP

Newnan Coweta Bancshares, Inc.
145 Millard Farmer Industrial Boulevard
Newnan, Georgia  30263

         RE:      NEWNAN COWETA BANCSHARES, INC.
                  2001 INCENTIVE STOCK OPTION PLAN

Ladies and Gentlemen:

         This opinion is given in connection with the filing by Newnan Coweta Bancshares, Inc., a corporation organized under the laws of the State of Georgia (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") with respect to the registration of 150,000 shares of the no par value Common Stock of the Company (the "Company Common Stock") which may be issued pursuant to the exercise of options (the "Options") under the Company's 2001 Incentive Stock Option Plan (the "Plan").

         In rendering this opinion, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein including the Articles of Incorporation and Bylaws of the Company and certain resolutions of the Board of Directors of the Company relating to the Plan.

         For purposes of this opinion, we assume that all awards of Options have been granted in accordance with the Plan.

         Based on the foregoing, it is our opinion that the shares of the Company Common Stock to be issued upon the exercise of Options in accordance with the terms of the Plan upon receipt in full by the Company of the consideration prescribed for each share pursuant to the Plan will be duly authorized, validly issued, fully paid and nonassessable under the Georgia Business Corporation Code in effect on this date.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,

                                    MILLER & MARTIN LLP

                                    By:      /s/  T. KENNERLY CARROLL, JR.
                                         ---------------------------------
                                             T. Kennerly Carroll, Jr.

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